UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2011, we were notified by The NASDAQ Stock Market of its hearing panel’s determination to delist our common stock from the NASDAQ Capital Market and suspend trading of our common stock effective with the open of the market on Monday, March 14, 2011, based on our non-compliance with the NASDAQ stockholders’ equity requirement, as set forth in Listing Rule 5550(b).  Effective Monday, March 14, 2011, our common stock will be listed and begin trading on the OTCQB™ Marketplace. Our symbol on the OTCQB™ Marketplace will remain ARYX. The OTCQB™ Markeplace is operated by OTC Markets Group, Inc. and is a market tier for OTC-traded companies that are registered and reporting with the Securities and Exchange Commission. Commencing March 14, 2011, investors will be able to view real time stock quotes for ARYX at http://www.otcmarkets.com and through most online broker websites. There is no assurance that our common stock will continue to meet the listing standards and continue to trade on the OTCQB™ Marketplace.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, John Varian resigned in his capacity as our Chief Financial Officer. Mr. Varian did not resign, and continues to serve, as our Chief Operating Officer.

On March 11, 2011, Pascal Druzgala resigned in his capacity as our Senior Vice President and Chief Scientific Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 11, 2011

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary